Exhibit 10.35

                               TERMS OF AGREEMENT
                                     BETWEEN
                    RONALD C. ELKINS, M.D. AND CRYOLIFE, INC.


EFFECTIVE DATE:
          January 2, 2001 - December 31, 2003 with option to renew.

FOCUS OF SERVICES:
          Ronald C. Elkins, M.D. agrees to provide twelve consulting days per 12 month Period. Consulting Services will address:

          o the clinical use of BioGlue in cardiac and vascular surgery, either in open surgery or minimally invasive surgery.

          o the development of catheter(s) and related products to facilitate the use of BioGlue in these clinical applications.

          o the presentation of clinical information at surgical meetings, educational symposia and other surgical congresses for the purpose of surgeon education and training.

          o the clinical use of SynerGraft heart valves, O'Brien heart valves, CryoGraft-SG and CryoValve-SG.

COMPENSATION:

          o    Annual consulting fee of $100,000.00 paid monthly.

          o Royalty of 5% on net sales of products which are invented solely by you and which receive a patent and which are developed and marketed as a result of this relationship. If these products are invented in conjunction with another party, a royalty of 2.5% will be paid on net sales.

          o Royalty of 3% on net sales of products which are invented solely by you which do not receive a patent, but which are developed and marketed as a result of this relationship. If these products are invented in conjunction with another party, a royalty of 1.5% will be paid on net sales.

     Payment of all travel and related expenses incurred under this Agreement and in compliance with corporate travel and expense guidelines and policies.

The undersigned agree to the terms of this Agreement between Ronald C. Elkins, M.D. and CryoLife, Inc.



/s/ Steven G. Anderson  Date: 11-1-00       /s/ Ronald C. Elkins Date:  11-7-00
Steven G. Anderson                          Ronald C. Elkins, M.D.
President and CEO-CryoLife, Inc.


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